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                                                                    EXHIBIT 10.3


                   REAL ESTATE SALE AND NON-COMPETE AGREEMENT

                          REGARDING CERTAIN PROPERTIES

      THIS REAL ESTATE SALE AND NON-COMPETE AGREEMENT REGARDING CERTAIN PROPERTIES ("Agreement") is made and entered into this ___ day of __________, 2005, by and between John Q. Hammons Hotels Two, L.P., a Delaware limited partnership ("Seller"), the Revocable Trust of John Q. Hammons, dated December 28, 1989, as amended and restated ("Buyer") and John Q. Hammons, of Springfield, Missouri ("Hammons").

                                   WITNESSETH:

      WHEREAS, Seller is the owner of fee simple title to certain parcels of undeveloped real estate, as further referenced and described below; and

      WHEREAS, subject to certain restrictions on the development of such parcels by Buyer, Seller desires to sell to Buyer and Buyer desires to purchase from Seller one of such parcels of real estate; and

      WHEREAS, Buyer is interested in obtaining an option to purchase the other parcel, and Seller is willing to grant to Buyer an option to purchase such parcel, subject to the same restrictions and upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the promises and the mutual undertakings and the agreements set forth herein, the parties agree as follows:

1. Sale of Property. Subject to the other provisions of this Agreement, Seller agrees to sell and convey to Buyer by special warranty deed ("Deed") and Buyer agrees to purchase from Seller in the manner provided herein, one (1) undeveloped parcel of real property, as more particularly described on Exhibit A attached hereto (the "Omaha Parcel").

2. Purchase Price. The purchase price for the Omaha Parcel shall be its fair market value at the Closing hereof, as determined by a mutually acceptable independent and recognized appraiser with experience appraising commercial properties comparable to the Omaha Parcel (the "Omaha Price"); provided, however, that if the Omaha Price is more than Two Million and 00/100 Dollars ($2,000,000), Buyer may terminate this Agreement solely as it applies to the Omaha Parcel, without further liability of either party hereunder.

3. Method of Payment of Purchase Price. At the Closing, the Omaha Price shall be paid by Buyer to Seller in cash or immediately available funds.

4. Title Matters. No later than thirty (30) days prior to Closing, Seller shall cause to be provided to Buyer an acceptable title insurance commitment ("Title Commitment") for the Omaha Parcel, issued by a title company to be chosen by Buyer (the "Title Company"), in which the Title Company shall commit to issue an ALTA form owner's policy of title insurance ("Owner's Policy"), showing Buyer as the prospective named insured, showing the policy

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amount as the Omaha Price, and showing the status of Seller's title. Buyer shall have a period of ten (10) days ("Objection Period") following Buyer's receipt of the Title Commitment in which to examine the Title Commitment and, prior to the expiration of the Objection Period, shall advise Seller of any objections
("Title Objections") Buyer may have to Seller's title as shown in the Title Commitment. Seller shall then have a period of five (5) days in which to notify Buyer in writing of those Title Objections it elects to cure. In the event
Seller elects to cure less than all of the Title Objections, Buyer shall have the right to terminate this Agreement with respect to the Omaha Parcel by giving Seller written notice thereof within five (5) business days of its receipt of Seller's notice, and thereafter neither party shall have any further obligation hereunder with respect to the Omaha Parcel. In the event Buyer does not terminate this Agreement with respect to the Omaha Parcel, Seller shall have until three (3) days prior to the Closing ("Cure Period") in which to cure the Title Objections it has elected to cure. In the event Seller is unable or unwilling to cure all of the Title Objections during the Cure Period, and Buyer has not agreed in writing to waive the uncured Title Objections, this Agreement shall terminate as to the Omaha Parcel and thereafter neither party shall have any further obligation hereunder with respect to the Omaha Parcel. Promptly following the Closing, Seller will cause to be issued to Buyer an Owner's Policy in an amount equal to the Omaha Price, insuring fee simple title to the Omaha Parcel in Buyer, subject only to those title exceptions or requirements contained in the Title Commitment to which Buyer does not object or those title exceptions which Buyer has otherwise waived (collectively "Permitted Exceptions").

5. Closing. Closing shall be conditioned upon and subject to, and shall take place at the Title Company or other mutually agreed upon location concurrent with the Closing as defined in and contemplated by that certain Amended and Restated Transaction Agreement by and among JD Holdings, LLC, JQH Acquisition, LLC, John Q. Hammons, Buyer, and Hammons, Inc. dated June 2, 2005, (the "Transaction Agreement"). Should Closing not occur as provided in the Transaction Agreement, this Agreement shall terminate and be of no further force and effect, and the parties shall have no further liability hereunder except as otherwise may be specifically provided in accordance with the Transaction Agreement. Closing by Buyer shall be further conditioned upon the Omaha Parcel being in substantially the same condition as existing as of the date hereof, with no materially adverse change in zoning or other development or land use restrictions applicable to the Omaha Parcel, in each case not caused or requested by Buyer as a controlling entity of Seller. At Closing, the following shall occur:

      A. Seller's Deliveries. At Closing, Seller shall cause to be delivered to Buyer the following items (all documents will be duly executed and acknowledged where required):

            (1) The Deed conveying to Buyer insurable title to the Omaha Parcel in an amount at least equal to the Omaha Price (subject only to the Permitted Exceptions), and possession of the Omaha Parcel;

            (2) An Owner's Affidavit reasonably satisfactory to Seller and the Title Company;

            (3) Such other documentation, approvals or certificates as may be reasonably required by the Title Company to issue its Owner's Policy in favor of Buyer in an amount at least equal to the Omaha Price.

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      B. Buyer's Deliveries. Buyer shall pay the Omaha Price (as adjusted based on the prorations hereunder) to Seller by wire transfer to Title Company of immediately available funds as required by the Title Company, and such other documents, approvals, and/or certificates as may be requested by the Title Company.

      C. Costs. Sellers and Buyer shall each pay one-half (1/2) of all closing costs, including the Title Commitment, the Closing fee charged by the Title Company, the appraisal fee, the premium of the standard Owner's Policy, all premiums and costs associated with any special endorsements to the standard Owner's Policy (if any), and the costs of recording the Deeds conveying titles to the Omaha Parcel to Buyer; provided, however, that each party shall pay their separate legal fees. Additionally, any other expenses, charges and fees of the Closing not specifically allocated herein shall be divided and paid equally between the parties.

6. Possession; Prorations. Possession of the Omaha Parcel will be delivered to Buyer on the date of Closing. All ad valorem real estate taxes, annual installments of special assessments, and other city, county, state and school taxes and other assessments or impositions levied on or affecting the Omaha Parcel, including, without limitation, any association assessments (collectively "Real Estate Taxes") for the calendar year in which the Closing occurs shall be prorated to the date of Closing; provided, if the Real Estate Taxes for such calendar year are not known as of the date of Closing, the proration shall be computed using the best evidence and information available.

7. Option to Purchase Cary Parcel. Seller hereby grants to Buyer the exclusive option to purchase (the "Option") one (1) undeveloped parcel of real property as more particularly described on Exhibit B attached hereto (the "Cary Parcel"), at a purchase price equal to the fair market value, as determined as of the date of exercise of the Option by a mutually acceptable independent and recognized appraiser with experience appraising commercial properties comparable to the Cary Parcel (the "Cary Price"). This option may be exercised by Buyer at any time within one (1) year from and after the date of Closing with respect to the Omaha Parcel (as defined above) upon giving Seller written notice of Buyer's intent to exercise such option (the "Option Notice"). The terms and conditions of purchase shall be customary and substantially the same as set forth herein with respect to the Omaha Parcel, with closing to occur on a mutually agreed date no earlier than thirty (30) days and no later than sixty (60) days from and after the date of the giving of the Option Notice. Should Buyer fail to timely give Seller an Option Notice prior to the expiration of the Option Term, then this Option shall automatically expire and neither party shall have any further liability to the other party with respect to the Cary Parcel. Buyer is hereby authorized to prepare and record with the appropriate recording office in which the Cary Parcel is located, a Memorandum of Option Agreement, in customary form and substance, as reasonably approved by Seller, and referencing this Option and the Option Term, and Seller agrees to reasonably cooperate with and execute a counterpart of such Memorandum of Option Agreement.

8. Default; Remedy. In the event that either party fails to perform such party's obligations hereunder (except as excused by the other's default), the party claiming default shall make written demand for performance upon the defaulting party. If the defaulting party fails to comply with such written demand within five (5) days after receipt of such notice to perform, the

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non-defaulting party shall have the option to: (a) waive such default; (b)
terminate this Agreement or (c) seek specific performance hereunder. The rights and remedies specified in this paragraph shall be the exclusive rights and remedies available to the parties hereunder.

9. Non-Compete Agreement. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Hammons hereby covenant and agree that during the Non-Compete Term (as defined below) as applicable to each of the Cary Parcel and the Omaha Parcel, respectively, neither Buyer nor Hammons, directly or indirectly through any Affiliates (as defined below), shall develop on either of such properties any hotel, motel, guest rental time-share project, "condo" hotels, or similar nightly rental hospitality project, unless otherwise permitted in accordance with that certain Development Restriction Agreement by and among Buyer, John Q. Hammons and their Affiliates, on the one hand, and John Q. Hammons Hotels, L.P. ("JQH, LP:), Seller, and their Affiliates, on the other hand, dated as of the date hereof. An "Affiliate" of Buyer or Hammons for purposes of this Agreement shall have the same meaning ascribed to such term in the Development Restriction Agreement. The term of this non-compete agreement (the "Non-Compete Term") shall commence upon Closing and shall survive thereafter and continue and remain in effect for each of the Omaha Parcel and the Cary Parcel, as applicable, until, but shall then expire with respect to each applicable parcel, upon the earliest to occur of one or more of the following events:

      A. As to both the Omaha Parcel and the Cary Parcel, in the event that the Preferred Redemption Price (as defined below) has not been paid in full to the holders of Hammons Preferred Units, other than the Required Holders (each as defined below), or the proceeds from any liquidation of JQH, LP (or any successor thereto) are not fully distributed, in each case by the Liquidation Completion Deadline, in accordance with the terms and conditions of Section 13.2 of that certain Fourth Amended and Restated Agreement of Limited Partnership of [John Q. Hammons Hotels], L.P., dated as of the date hereof, as amended, supplemented or otherwise modified from time to time in accordance with its terms (the "Partnership Agreement"). "Preferred Redemption Price," "Hammons Preferred Units," "Required Holders" and "Liquidation Completion Deadline" shall have the meanings accorded to such terms in the Partnership Agreement.

      B. As to the applicable parcel noted below, upon the sale, assignment, transfer or other disposition, in a single transaction or a series of transactions of the following properties or of any direct or indirect ownership interest in the entity that holds title to such properties, as applicable, so that as a result of which sale, assignment, transfer or other disposition, such property is no longer owned by the Seller or JQH, LP, or a subsidiary of Seller or JQH, LP that is directly or indirectly owned 50% or more (in terms of voting securities or other voting ownership or partnership interest) by Seller or JQH, LP:

            (1) With respect to the Omaha Parcel, the Embassy Suites Omaha (Old Market), 555 S. 10th Street, Omaha, Nebraska 68102; or

            (2) With respect to the Cary Parcel, the Embassy Suites Hotel Raleigh-Durham/Research Triangle East, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513.

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10. Representations and Warranties.

      A. Representations of Seller.

            (1) Seller is a Delaware Limited Partnership, duly and validly organized and is validly existing in good standing as a limited partnership under the laws of that state, with full power and authority to enter into and perform its obligations hereunder;

            (2) Seller has full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein;

      B. Representations of Buyer. Buyer hereby represents and warrants as of the date hereof that Buyer has full right, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein, and the individual of Buyer who executes and delivers this Agreement and all documents to be delivered to Seller hereunder is and will be duly authorized to do so.

11. Confidential Information. Each party to this Agreement agrees to keep the terms of this Agreement and all information furnished to such party or obtained by such party (other than matters of public record in information generally available to the public) confidential, and not to reveal them to third parties (other than each party's legal counsel, accountants, inspectors and other consultants, or as may be required or advisable to comply with laws, rules, or regulations of applicable governing authorities or pursuant to any agreements existing to which either party is bound), prior to the date of Closing.

12. Condition of Omaha Parcel. Seller makes no representation or warranty of any kind, express or implied, with respect to the Omaha Parcel, the same, except as specifically provided herein, being sold "AS IS, WHERE IS, WITH ALL FAULTS." By execution hereof, Buyer represents and warrants to Seller that Buyer is an experienced, sophisticated Buyer of real estate, with knowledge and experience sufficient to enable it to evaluate the merits and risks of the sale, and that it is represented by knowledgeable and experienced legal counsel of its own choosing, and agrees that, except as specifically provided in this Agreement, neither Seller, nor its agents or representatives, has made, and that Buyer has not relied upon, any representation or warranty of any kind which is not expressly set forth or provided for herein in connection with the sale of the Omaha Parcel or Buyer's actual purchase thereof pursuant hereto, Buyer having elected to rely instead entirely upon its prior knowledge and inspection of the Omaha Parcel pursuant to the terms of this Agreement.

13. Miscellaneous.

      A. Brokerage. Buyer and Seller each represent and warrant to each other that they have not engaged the services of any broker, sales agent or real estate consultants in connection with this Agreement or the transaction contemplated hereby and that no other person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee, or other real estate brokerage type compensation (collectively "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereto agrees to

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      indemnify and defend the other against and to hold the other harmless from any and all costs, loss, liability or expense (including attorneys' fees) resulting from any claim for Real Estate Compensation by any person or entity based upon such party's acts. The indemnity contained in this provision shall survive the closing of the transaction contemplated by this Agreement.

      B. Notices. Any notice pursuant hereto shall be given in writing by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (iv) telefacsimile transmission (provided that such telefacsimile transmission is confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth below, and shall be deemed to have been given either at the time of personal delivery or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address or, in the case of telefacsimile transmission, upon receipt. Any such notices may be under the signature of the Seller's or Buyer's (as the case may be) agent, attorney, or representative.

SELLER'S ADDRESS FOR NOTICE:              BUYER'S ADDRESS FOR NOTICE:

      John Q. Hammons Hotels, LP                John Q. Hammons
      Attn: ______________                      300 John Q. Hammons Parkway
      300 John Q. Hammons Parkway               Springfield, Missouri 65806
      Suite 900                                 Telephone: (417) - 864-4300
      Springfield, MO 65806                     Facsimile: (417)-873-3511

With a copy to:                           With a copy to:

                                                Blackwell Sanders Peper Martin,
      ___________________________               LLP
                                                Attn: Gary Gilson
      ___________________________               David C. Agee
                                                4801 Main Street, Suite 1000
      ___________________________               Kansas City, Missouri 64112
                                                Telephone: (816)-983-8000
                                                Facsimile: (816)-983-8080

      C. Entire Agreement. This Agreement constitutes the entire understanding between Buyer and Seller with respect to the properties described herein, except for those separate agreements referenced herein, to the extent of their applicable provisions. This Agreement cannot be amended except in writing executed by Buyer and Seller.

      D. Binding Effect. This Agreement will inure to the benefit of and bind the respective successors, heirs, legal representatives, legatees and assigns of the parties hereto.

      E. Execution. This Agreement has been executed by the parties on the dates set forth below their respective signatures.

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      F. Governing Law. This Agreement is to be governed by the laws of the state of Delaware, except to the extent the laws of the jurisdiction in which the Omaha Parcel and Cary Parcel, respectively, shall otherwise apply to issues involving real estate.

      G. Assignment. Neither party may assign its rights and obligations under this Agreement, except with consent of the other party.

      H. Severability. If any term or provision of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each such term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.

      I. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but together they shall constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile.

      J. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the Courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      L. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE TRANSACTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH (INCLUDING, WITHOUT LIMITATION, THE TRANSACTION AGREEMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.K.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

SELLER                                   BUYER

By: ______________________________       By: ______________________________

Name: ____________________________       Name: ____________________________

Title: ___________________________       Title: ___________________________

Date: ____________________________       Date: ____________________________

HAMMONS

By: ______________________________

Name: ____________________________

Title: ___________________________

Date: ____________________________

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                                    EXHIBIT A

                         OMAHA PARCEL LEGAL DESCRIPTION

Lots 5 through 8, inclusive, Block 134, Original City of Omaha, as surveyed, platted and recorded in Omaha, Douglas County, Nebraska, together with (i) all improvements constructed or located on the land, (ii) all easements, reciprocal operating and easement agreements and other rights benefiting or appurtenant to the land and any right, title, or interest of Seller in and to adjacent or contiguous strips, gores, streets, alleys, or rights-of-way, any reversionary rights attributable to the land, and (iii) any right, title and interest in and to that certain Redevelopment Agreement that was approved by the City of Omaha by Ordinance No. 35581, to the extent the same is assignable.

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                                    EXHIBIT B

                          CARY PARCEL LEGAL DESCRIPTION

All of Tract No. 6, consisting of 9.0282 acres, more or less, as shown on a plat by Bass, Nixon & Kennedy, Inc., G. Scott Wilson, Registered Land Surveyor, entitled "SUBDIVISION PLAT PROPERTY OF SAS INSTITUTE INC.," dated October 19, 1995, and recorded in Wake County, North Carolina Registry in book of Maps 1996, Page 476, reference being made to said plat for a more complete description.

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